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[LIQUIDMETAL TECHNOLOGIES LOGO]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE
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CONTACT: Dian Griesel                                David Townsend
         The Investor Relations Group                Liquidmetal Technologies
         (212) 825-3210                              (813) 314-0280


     LIQUIDMETAL TECHNOLOGIES ANNOUNCES RESIGNATION OF INDEPENDENT AUDITORS;
               NASDAQ DELISTING ACTION STAYED BY SCHEDULED HEARING

    --SEARCH UNDERWAY BY BOARD AUDIT COMMITTEE FOR SUCCESSOR AUDITING FIRM--

         LAKE FOREST, CA, May 13, 2004--- Liquidmetal(R) Technologies, Inc. (NASDAQ: LQMTE) today filed a Current Report on Form 8-K reporting that Deloitte & Touche LLP ("Deloitte") has resigned as the company's independent auditors, effective May 6, 2004. The company said that its independent audit committee is moving swiftly to engage a new auditor, with the immediate objective of completing the company's 2003 audit, including finalization of a previously disclosed expected restatement of results for certain prior reporting periods.

         The company stated that the resignation by Deloitte was not the result of any disagreement between Deloitte and Liquidmetal Technologies on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Moreover, Deloitte's resignation and issues relating to completion of the 2003 audit are in no way a reflection of the company's current operating results. As previously reported, the company is making solid progress in the form of substantially reduced operating costs, improvements to manufacturing processes and increases in plant output. Management noted that revenues for the 2004 first quarter ended March 31 will be well within the range of previous guidance of $3.5 to $4.0 million, before including an expected $2.5 million revenue benefit relating to the restatement.

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         As previously reported, the company expects to restate results of operations for the third and fourth quarters of 2002 and the first quarter of 2003 in connection with sales of equipment during those periods to Growell Metal Co., Ltd. ("Growell"), a former supplier to the company's South Korean manufacturing plant and licensee of the company's technology. The restatement issue arose when the company's independent audit committee conducted an internal inquiry following a previously announced dispute settlement with Growell (occurring in January 2004) and determined that the original revenue recognition on the equipment sales did not take into account all relevant documentation relating to the transactions. In conjunction with the audit committee's inquiry into the Growell equipment sales and dispute settlement, the audit committee also reviewed facts and circumstances relating to a personal sale of Liquidmetal Technologies' common stock by the company's chief executive officer to Growell in February 2002 (prior to the company's initial public offering). As part of the inquiry, the company's chief executive officer reported that the sale included a personal agreement to ensure that the ultimate purchase price of the stock purchased by Growell would represent a specified discount to the company's initial public offering price and that this personal agreement had subsequently been fulfilled.

         As of May 6, 2004, certain details of the foregoing transactions had not been resolved to Deloitte's satisfaction, and the audit for the 2003 fiscal year had therefore not been completed. In communicating its resignation on that date, Deloitte advised the company that it was unwilling to continue to rely upon the representations of the company's CEO, which were necessary in order to complete the restatement process and 2003 audit. As a result of the expected restatement and these unresolved issues, the company's previously issued financial statements for 2002 and Deloitte's corresponding audit report, as well as Deloitte's review of the company's quarterly financial statements for the third quarter of 2002 and the first, second, and third quarters of 2003 and Deloitte's corresponding review reports, should no longer be relied upon.

         John Kang, chairman and chief executive officer, commented: "While Deloitte's decision is disappointing and unfortunate, we are moving forward and dedicating all necessary resources to complete the 2003 audit and 10-K filing. We will announce the engagement of a new independent


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auditor as soon as the audit committee concludes the selection process. During this time, management will maintain its focus on the day-to-day business operations of the company in order to continue the progress being made in 2004."

         As a result of the restatement process and the addition to 2004 first quarter revenues stemming from the restatement, the company cannot file its Form 10-Q for the 2004 first quarter ended March 31 until the 10-K is filed. Results for the first quarter will be released and accompanied by a conference call/webcast with investors promptly after the 10-K filing.

         The company also reported that it requested and has been scheduled for a Nasdaq Qualifications Panel hearing to be held on May 27, 2004. As a result, further action to delist the company's common stock from the Nasdaq National Market has been stayed, and the company's common stock will continue to trade under the trading symbol "LQMTE" pending a further determination by the Qualifications Panel. As previously announced, Liquidmetal Technologies received a Nasdaq Staff Determination letter on April 28 advising that the company's common stock is subject to delisting as a result of the delay in filing its 2003 Form 10-K. At the hearing, the company intends to present a detailed plan to Nasdaq for achieving the requirements for continued listing.

         Responding to the recent filings of shareholder lawsuits against the company and certain of its current and former officers and directors, management reiterated its prior statements that it believes the allegations are without merit and that it intends to vigorously defend the litigation.

ABOUT LIQUIDMETAL TECHNOLOGIES, INC.
------------------------------------
Liquidmetal Technologies, Inc. (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in


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intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be THE THIRD REVOLUTION(TM) in material science.


This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our anticipated financial results, as well as our plans, future events, objectives, expectations, forecasts, and the assumptions on which those statements are based. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties include: the ongoing restatement process and any further adjustments that may be part of the restatement; the outcome of Nasdaq's staff determination and possible delisting of the company's securities; the pending litigation against the company and its potential outcome; our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.





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